Exhibit 10.18.5

SECURITY AGREEMENT

This Security Agreement is entered into effective June 15, 2014, by MAALT, L.P., a Texas limited partnership (“Grantor”), for the benefit of PLAINSCAPITAL BANK (“Lender”). For valuable consideration, Borrower grants to Lender a security interest in the Collateral to secure the Obligations (as defined below) and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

1.    DEFINITIONS. The following words have the meanings assigned below when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as adopted in the State of Texas and as amended from time to time (“Code”). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

(a)    “Agreement” means this Security Agreement, as amended or modified from time to time, together with all exhibits and schedules attached from time to time.

(b)    “Borrowers” means MAALT, L.P., a Texas limited partnership, and GHMR OPERATIONS, L.L.C., a Texas limited liability company.

(c)    “Collateral” means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(i)    All present and future accounts (including all accounts as defined in the Code), chattel paper (whether electronic or tangible), documents, instruments, deposit accounts, securities accounts, commodity accounts, general intangibles, payment intangibles (including any right to payment for goods sold or services rendered arising out of the sale or deli very of personal property or work done or labor performed by Grantor), software, letter of credit rights, investment property, intellectual property, health-care insurance receivables and other rights to payment of every kind, including all securities, guaranties, warranties, indemnity agreements, insurance policies, and other agreements pertaining to the same or the property described therein, now or hereafter owned, held, or acquired by Grantor, and in any case where an account arises from the sale of goods, the interest of Grantor in such goods.

(ii)    All present and hereafter acquired inventory (including without limitation, all raw materials, work in process, and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of services, in whole or in part, by Grantor wherever located.

(iii)    All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased, or owned by Grantor and used or usable in

Grantor’s business, together with all replacements, accessories, additions, substitutions, and accessions to all of the foregoing, including, without limitation, sand silos, bucket elevator, railroad track, pits, and transloading equipment.

In addition, the word “Collateral” includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located: (i) all accessions, accessories, increases, and additions to and all replacements of and substitutions for any property described above; (ii) all products and produce of any of the property described in this Collateral section; (iii) all proceeds (including, without limitation, insurance proceeds) from the sale, lease, destruction, loss, or other disposition of any of the property described in this Collateral section; and (iv) all records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

(d)    “Event of Default” means and includes any of the Events of Default set forth below in the section titled “Events of Default.”

(e)    “Loan Agreement” means the Loan Agreement of even date, executed by Borrowers, Lender, and others, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time.

(f)    “Loan Documents” means the Loan Agreement, the Term Note, and all Loan Documents (as defined in the Loan Agreement), and includes, without limitation, all Notes (as defined in the Loan Agreement), credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements, and documents, whether now or hereafter existing, executed in connection with the Obligations.

(g)    “Obligations” means the aggregate of:

(1)    The Term Note; and

(2)    The Secured Obligations (as defined in the Loan Agreement) and any and all other or additional indebtedness, obligations, or liabilities for which Borrowers are now or may become liable to Lender under the Loan Agreement; and

(3)    Any and all other or additional indebtedness or liabilities for which Borrowers are now or may become liable to Lender in any manner (including without limitation overdrafts in a bank account), whether under this instrument or otherwise, either primarily or secondarily, absolutely or contingently, directly or indirectly, and whether matured or unmatured, regardless of how the indebtedness or liability may have been or may be acquired by Lender; and

(4)    Any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liabilities or any part thereof.

Security Agreement – Page 2 of 13

(h)    “Term Note” means the Term Promissory Note of even date, in the principal amount of $13,826,834.00, payable by Borrowers to the order of Lender, and all renewals, extensions, modifications, and substitutions for that note.

2.    WARRANTIES. Grantor warrants that: (a) Grantor has the full right, power, and authority to enter into this Agreement and to pledge the Collateral to Lender; (b) Grantor has established adequate means of obtaining from Borrowers on a continuing basis information about Borrowers’ financial condition; and (c) Lender has made no representation to Grantor about Borrower or Borrowers’ creditworthiness.

3.    WAIVERS. Grantor waives notice of the incurring of any Obligations and waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Grantor, Grantor, or any other party to the Obligations or the Collateral. Lender may do any of the following with respect to any obligation of any Grantor, without first notifying or obtaining the consent of Grantor: (a) grant any extension of time for any payment, (b) grant any renewal, (c) permit any modification of payment terms or other terms, (d) release Grantor or any guarantor from all or any portion of the Obligations, or (e) exchange or release all or any portion of the Collateral or other security for all or any portion of the Obligations. No such act or failure to act shall affect Lender’s rights against Grantor or the Collateral.

4.    OBLIGATIONS. Grantor represents and covenants to Lender as follows:

(a)    Organization. Grantor is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas. Grantor has its chief executive office at 4413 Carey Street, Fort Worth, Texas 76119. Grantor will notify Lender of any change in the location of Grantor’s chief executive office.

(b)    Authorization. The execution, delivery, and performance of this Agreement by Grantor have been duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under (i) any provision of its certificate of limited partnership, or limited partnership agreement, or any agreement or other instrument binding upon Borrower or (ii) any law, governmental regulation, court decree, or order applicable to Borrower. The execution and delivery of this Agreement will not violate any law or agreement governing Borrower or to which Borrower is a party, and its certificate of limited partnership or limited partnership agreement do not prohibit any term or condition of this Agreement.

(c)    Perfection. Borrower hereby authorizes Lender to authenticate and file all financing statements or amendments to financing statement in such offices and places and at such times and as often as may be, in the judgment of Lender, necessary to preserve, protect, and renew the security interests herein created in the Collateral. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender’s interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby irrevocably appoints Lender as its attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest

Security Agreement – Page 3 of 13

granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral. Grantor has disclosed to Lender all of Grantor’s current business locations. Grantor will notify Lender in writing at least thirty (30) days prior to the occurrence of any of the following: (i) any changes in Grantor’s name, or (ii) any change in Grantor’s business locations.

(d)    Enforceability. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content, and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; Grantor will not adjust, settle, compromise, amend, or modify any account, except in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon Lender’s written request.

(e)    Removal of Collateral. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor’s address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sale of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Texas, without the prior written consent of Lender.

(f)    Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor’s business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender, even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

(g)    Title. Grantor represents and warrants to Lender that it is the owner of the Collateral and holds good and marketable title to the Collateral, free and clear of all security interests, liens, and encumbrances except for the security interest under this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons.

Security Agreement – Page 4 of 13

(h)    Collateral Schedules and Locations. As often as Lender shall require, and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and aging of accounts and general intangibles.

(i)    Maintenance and Inspection. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss, or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

(j)    Taxes, Assessments, and Liens. Grantor will pay when due all taxes, assessments, and governmental charges or levies upon the Collateral and provide Lender evidence of such payment upon its request. Grantor may withhold any such payment or may elect to contest any tax lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien other than a Permitted Lien (as defined in the Loan Agreement) which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond, or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys fees, or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

(k)    Compliance With Governmental Requirements. Grantor is conducting and will continue to conduct Grantor’s businesses in material compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions applicable to Grantor’s businesses and to the production, disposition, or use of the Collateral, including without limitation, those pertaining to health and environmental matters such as the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, together with any subsequent amendments, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous Substance Waste Amendments of 1984 (collectively, together with any subsequent amendments, hereinafter called “RCRA”). Grantor represents and warrants that (i) none of the operations of Grantor is the subject of a federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release or disposal of any toxic or hazardous substance or solid waste into the environment; (ii) Grantor has not filed any notice under any federal, state, or local law indicating that Grantor is

Security Agreement – Page 5 of 13

responsible for the release into the environment, the disposal on any premises in which Grantor is conducting its businesses, or the improper storage, of any material amount of any toxic or hazardous substance or solid waste or that any such toxic or hazardous substance or solid waste has been released, disposed of, or is improperly stored, upon any premises on which Grantor is conducting its businesses; and (iii) Grantor otherwise does not have any known material contingent liability in connection with the release into the environment, disposal, or the improper storage, of any such toxic or hazardous substance or solid waste. The terms “hazardous substance” and “release,” as used herein, shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal,” as used herein, shall have the meanings specified in RCRA; provided, however, that to the extent that the laws of the State of Texas establish meanings for such terms which are broader than that specified in either CERCLA or RCRA, such broader meanings shall apply. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Obligations and the termination of this Agreement.

(l)    Insurance. Grantor shall procure and maintain all risk insurance, including without limitation fire, theft, and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages, and basis reasonably acceptable to Lender. GRANTOR MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY GRANTOR OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. lf Grantor fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, do so at Grantor’s expense, and the cost of the insurance will be added to the Obligations. If any such insurance is procured by Lender at a rate or charge not fixed or approved by the State Board of Insurance, Grantor will be so notified, and Grantor will have the option for five (5) days of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days prior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses “single interest insurance,” which will cover only Lender’s interest in the Collateral.

(m)    Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued

Security Agreement – Page 6 of 13

proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Obligations, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations. Application of insurance proceeds to the payment of the Obligations will not extend, postpone, or waive any payments otherwise due, or change the amount of such payments to be made, and proceeds may be applied in such order and such amounts as Lender may elect.

(n)    Solvency. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Grantor at the time of the execution of this Agreement, (i) Grantor is and will be solvent, (ii) the fair salable value of Grantor’s assets exceeds and will continue to exceed Grantor’s liabilities (both fixed and contingent), (iii) Grantor is paying and will continue to be able to pay its debts as they mature, and (iv) if Grantor is not an individual, Grantor has and will have sufficient capital to carry on Grantor’s businesses and all businesses in which Grantor is about to engage.

(o)    Lien Not Released. The lien, security interest, and other security rights of Lender hereunder shall not be impaired by any indulgence, moratorium, or release granted by Lender, including but not limited to, the following: (i) any renewal, extension, increase, or modification of any of the Obligations; (ii) any surrender, compromise, release, renewal, extension, exchange, or substitution granted in respect of any of the Collateral; (iii) any release or indulgence granted to any endorser, guarantor, or surety of any of the Obligations; (iv) any release of any other collateral for any of the Obligations; (v) any acquisition of any additional collateral for any of the Obligations; and (vi) any waiver or failure to exercise any right, power, or remedy granted herein, by law, or in any Loan Documents.

(p)    Environmental Inspections. Upon Lender’s reasonable request from time to time, Grantor will obtain at Grantor’s expense an inspection or audit report addressed to Lender of Grantor’s operations from an engineering or consulting firm approved by Lender, indicating the presence or absence of toxic and hazardous substances, underground storage tanks, and solid waste on any premises in which Grantor is conducting business; provided, however, Grantor will be obligated to pay for the cost of any such inspection or audit no more than one time in any twelve (12) month period unless Lender has reason to believe that toxic or hazardous substance or solid wastes have been dumped or released on any such premises. If Grantor fails to order or obtain an inspection or audit within ten (10) days after Lender’s request, Lender may at its option order such inspection or audit, and Grantor grants to Lender and its agents, employees, contractors, and consultants access to the premises in which it is conducting its business and a license (which is coupled with an interest and is irrevocable) to obtain inspections and audits. Grantor agrees to promptly provide Lender with a copy of the results of any such inspection or audit received by Grantor. The cost of such inspections and audits by Lender shall be a part of the Obligations, secured by the Collateral, and payable by Grantor on demand.

Security Agreement – Page 7 of 13

(q)    Chattel Paper. To the extent a security interest in the chattel paper of Grantor is granted hereunder, Grantor represents and warrants that all such chattel paper have only one original counterpart, and no other party other than Grantor or Lender is in actual or constructive possession of any such chattel paper. Grantor agrees that at the option of and on the request by Lender, Grantor will either deliver to Lender all originals of the chattel paper which is included in the Collateral or will mark all such chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

5.    ACCOUNTS. Until an Event of Default has occurred and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may collect the accounts, notify account debtors to make payments directly to Lender for application to the Obligations, and verify the accounts with such account debtors. Lender also has the right, at the expense of Grantor, to enforce collection of such accounts and adjust, settle, compromise, sue for, or foreclose on the amount owing under any such account, in the same manner and to the same extent as Grantor. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve, or maintain any security interest given to secure the Obligations.

6.    EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining, and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the Notes rate from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Obligations and be payable on demand by Lender. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

7.    EVENTS OF DEFAULT. Each of the following shall constitute an “Event of Default” under this Agreement:

(a)    Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant, or condition contained in this Agreement.

Security Agreement – Page 8 of 13

(b)    False Statements. Any warranty, representation, or statement made or furnished to Lender under this Agreement is false or misleading in any material respect.

(c)    Loan Agreement Defaults. The occurrence of any Event of Default as defined in the Loan Agreement.

8.    RIGHTS AND REMEDIES. If an Event of Default occurs under this Agreement and after expiration of any notice, cure, or grace period required by the Loan Agreement, Lender shall have all the rights and remedies of a secured party under the provisions of the Code, as amended from time to time. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

(a)    Accelerate Obligations. Lender may declare the entire Obligations immediately due and payable, without notice.

(b)    Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter, provided Lender does so without a breach of the peace or a trespass, upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

(c)    Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise dispose of the Collateral or the proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral (as a unit or in parcels) at public auction or private sale. Lender may buy the Collateral, or any portion thereof, (i) at any public sale, and (ii) at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Lender shall not be obligated to make any sale of Collateral regardless of a notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days prior to the date any public sale, or after which a private sale, of any of such Collateral is to be held. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale, and selling the Collateral, shall become a part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Notes rate from date of expenditure until repaid.

(d)    Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (i) Lender may

Security Agreement – Page 9 of 13

have a receiver appointed as a matter of right, (ii) the receiver may be an employee of Lender and may serve without bond, and (iii) all fees of the receiver and his or her attorney shall become part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Notes rate from date of expenditure until repaid.

(e)    Collect Revenues and Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open, and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse Notes, checks, drafts, money orders, documents of title, instruments, and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

(f)    Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

(g)    Other Rights and Remedies. Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise. Grantor waives any right to require Lender to proceed against any third party, exhaust any other security for the Obligations, or pursue any other right or remedy available to Lender.

(h)    Cumulative Remedies. All of Lender’s rights and remedies, whether evidenced by this Agreement or the Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and to exercise its remedies.

9.    MISCELLANEOUS PROVISIONS. (a) Amendments. This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement and supersedes all prior written and oral agreements and understandings, if any, regarding same. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b)    Applicable Law. This Agreement has been delivered to Lender and is performable in Tarrant County, Texas. Courts within the State of Texas have jurisdiction over any dispute arising under or pertaining to this Agreement, and venue for such dispute shall be in

Security Agreement – Page 10 of 13

Tarrant County, Texas. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(c)    Attorneys Fees and Other Costs. Grantor will upon demand pay to Lender the amount of any and all costs and expenses (including without limitation, reasonable attorneys fees and expenses) which Lender may incur in connection with (i) the perfection and preservation of the security interests created under this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (iii) the exercise or enforcement of any of the rights of Lender under this Agreement, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

(d)    Termination. Upon (i) the satisfaction in full of the Obligations and all obligations hereunder, (ii) the termination or expiration of any commitment of Lender to extend credit that would become Obligations hereunder, and (iii) Lender’s receipt of a written request from Grantor for the termination hereof, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Grantor’s written request, Lender will, at Grantor’s sole cost and expense, return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

(e)    Indemnity. Grantor hereby agrees to indemnify, defend, and hold harmless Lender, and its officers, directors, shareholders, employees, agents, attorneys, and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature (collectively the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person (whether or not caused by any Indemnified Person’s sole, concurrent, or contributory negligence) arising in connection with this Agreement, the Loan Documents, the Obligations, or the Collateral (including, without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s action or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent that the Claims against the Indemnified Person are proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

(f)    Captions. Captions and beadings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Security Agreement – Page 11 of 13

(g)    Notice. All notices required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor will keep Lender informed at all times of Grantor’ s current addresses.

(h)    Power of Attorney. Grantor hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, such power of attorney being coupled with an interest, with full power of substitution to do the following in the place and stead of Grantor and in the name of Grantor: (i) to demand, collect, receive, receipt for, sue, and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts, or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may deem to be necessary or advisable. This power is given as security for the Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

(i)    Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(j)    Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns; provided, however, Grantor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Lender.

(k)    Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right to thereafter demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Security Agreement – Page 12 of 13

Signed effective the date stated above.

GRANTOR:

MAALT, L.P.,
a Texas limited partnership

By: Denetz Logistics, L.L.C.,
a Texas limited liability company,
its general parter

By:	/s/ Gary B. Humphreys
Gary B. Humphreys,
Manager

Grantor’s address:

MAALT, L.P.

Attention: Gary B. Humphreys

4413 Carey Street

Fort Worth, Texas 76119

Lender’s address:

PLAINSCAPITAL BANK

Attn: Jim Vineyard, Senior Vice President

801 Houston

Fort Worth, Texas 76102

Security Agreement – Page 13 of 13